EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Plan Administrator
Cytec Industries Inc.

We hereby consent to incorporation by reference in the registration statements (Nos. 33-80710, 33-83576, 33-85666, 333-11121, 333-107221 and 333-45577) on Form
S-8 (No. 333-62287) on Form S-4 and (Nos. 333-03808, 333-51876 and 333-52011) on
Form S-3 of Cytec Industries Inc. of our report dated June 3, 2004 relating to the financial statements and supplemental schedules of Cytec Employees' Savings and Profit Sharing Plan, which appears in the Form 11-K.






GRANT THORNTON LLP


Edison, New Jersey
June 15, 2004


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